As filed with the Securities and Exchange Commission on November 21, 2013

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

CODORUS VALLEY BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-2428543
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

105 Leader Heights Road, P.O. Box 2887

York, Pennsylvania 17405

(717) 747-1519

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Larry J. Miller
President and Chief Executive Officer
Codorus Valley Bancorp, Inc.

105 Leader Heights Road, P.O. Box 2887

York, Pennsylvania 17405

(717) 747-1519

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

Charles J. Ferry, Esquire

Kenneth J. Rollins, Esquire

Rhoads & Sinon LLP

One South Market Square, 12th Floor

Harrisburg, PA 17101

(717) 233-5731

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1) (2) (3)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (3) (4) (5)	Amount of Registration Fee (3)
Common stock, par value $2.50 per share (6)
Preferred stock, par value $2.50 per share
Warrants
Units (7)
TOTAL			$35,000,000	$4,508

(1)	Also includes an indeterminate number of shares of each identified class as may be issued by the Registrant upon exercise, conversion or exchange of any securities that provide for such issuance. Except as provided in Rule 426(b) under the Securities Act, in no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $35,000,000.
(2)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(3)	Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.
(4)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.
(5)	Includes consideration received by us, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.
(6)	Also relates to rights to purchase shares of the Registrant’s common stock, par value $2.50 per share (the “Rights”), which are attached to all common stock. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates of common stock and will be transferable along with and only with the common stock. The value attributable to the Rights, if any, is reflected in the value of the common stock.
(7)	Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this registration statement is to become effective in accordance with Section 8(a) of the Securities Act or until the registration statement becomes effective on the date the Commission, acting under Section 8(a), determines.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated November 21, 2013

CODORUS VALLEY BANCORP, INC.

$35,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exchangeable for other securities. The maximum aggregate initial public offering price of the securities offered through this prospectus is $35,000,000.

This prospectus provides a general description of these securities. We will provide the specific terms of the securities offered in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. Please read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus or any prospectus supplement, carefully before you invest in any of our securities.

Our common stock is quoted on the NASDAQ Global Market, under the symbol “CVLY.” On November 20, 2013, the closing sale price of our common stock was $19.47 per share, as reported on the NASDAQ Global Market. None of the other securities that we may offer are currently traded on any securities exchange. You are urged to obtain current market quotations of the common stock.

We may offer and sell the securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 3 of this prospectus and set forth in the documents incorporated or deemed incorporated by reference into this prospectus and in the applicable prospectus supplement or free writing prospectus before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this Prospectus is ___________ ___, 2013

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with the offer made by this prospectus or any prospectus supplement or any free writing prospectus other than those contained in, or incorporated by reference in, this prospectus or any prospectus supplement or related free writing prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us or any agent, underwriter or dealer. This prospectus, any prospectus supplement or any free writing prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. The delivery of this prospectus, any prospectus supplement or any free writing prospectus or any sale of a security at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus as being offered, from time to time in one or more offerings, up to a total dollar amount of $35,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus together with additional information from the sources described in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

You should rely only on the information provided or incorporated by reference in this prospectus, any free writing prospectus and any prospectus supplement, if applicable. We have not authorized anyone to provide you with different information.

References to “we,” “us,” “our,” “Codorus Valley Bancorp,” “Codorus Valley” or the “Company” refer to Codorus Valley Bancorp, Inc. and its directly or indirectly owned subsidiaries, unless the context otherwise requires. The term “you” refers to a prospective investor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements made in this prospectus, including information incorporated herein by reference to other documents, are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” and other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	general political and economic conditions may be less favorable than expected;
•	developments concerning credit quality in various corporate lending industry sectors, as well as consumer and other types of credit, may result in an increase in the level of our provision for loan losses, nonperforming assets, net charge-offs and reserve for loan losses;
•	customer borrowing, repayment, investment, and deposit practices generally may be less favorable than anticipated; and interest rate and currency fluctuations, equity and bond market fluctuations, and inflation may be greater than expected;

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•	the mix of interest rates and maturities of our interest earning assets and interest bearing liabilities (primarily loans and deposits) may be less favorable than expected;
•	competitive product and pricing pressures among financial institutions within our markets may increase;
•	legislative or regulatory developments, including changes in laws or regulations concerning taxes, banking, securities, capital requirements and risk-based capital guidelines, reserve methodologies, deposit insurance and other aspects of the financial services industry, may adversely affect the businesses in which we are engaged or our financial results;
•	legal and regulatory proceedings and related matters with respect to the financial services industry, including those directly involving the Company and its subsidiaries, could adversely affect the Company or the financial services industry generally;
•	pending and proposed changes in accounting rules, policies, practices, and procedures could adversely affect our financial results;
•	instruments and strategies used to manage exposure to various types of market and credit risk could be less effective than anticipated, and we may not be able to effectively mitigate our risk exposures in particular market environments or against particular types of risk;
•	terrorist activities or other hostilities may adversely affect the general economy, financial and capital markets, specific industries, and the Company;
•	technological changes may be more difficult or expensive than anticipated; and
•	other factors and risks described under “Risk Factors” appearing in any of our reports that we have made or make with the SEC under the Exchange Act.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us.

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THE COMPANY

Codorus Valley Bancorp, Inc., a Pennsylvania business corporation, is a bank holding company registered with and supervised by the Board of Governors of the Federal Reserve System. The Company was formed in 1986 for the purpose of becoming the parent holding company of PeoplesBank, A Codorus Valley Company, formerly named Peoples Bank of Glen Rock (“PeoplesBank” or the “Bank”). The formation was effective March 2, 1987. The Bank, a state-chartered Pennsylvania bank, is a full service commercial bank and provides a wide range of services to individuals and small to medium-sized businesses in its York County, Pennsylvania and northern Maryland market areas.

Our principal executive offices are located at Codorus Valley Corporate Center, 105 Leader Heights Road, P.O. Box 2887, York, Pennsylvania 17405-2887, and our telephone number is (717) 747-1519. We maintain an Internet website at www.peoplesbanknet.com. The foregoing website address is intended to be an inactive textual reference only. The information on this website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks set forth in “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus and under the captions “Risk Factors” in any of our filings with the SEC and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. For additional information, please see the sources described in “Where You Can Find More Information.”

These risks are not the only risks we face. Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks described in our SEC filings or any prospectus supplement or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in the applicable prospectus supplement or any related free writing prospectus, we currently expect to use the net proceeds of our sale of securities for general corporate purposes.

General corporate purposes may include, among other purposes, contribution to the capital of our bank subsidiary to support its lending and investing activities; repayment of our debt; redemption of our capital stock; to support or fund acquisitions of other institutions or branches if opportunities for such transactions become available; and other permitted activities. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings.

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SECURITIES WE MAY OFFER

The securities that may be offered from time to time through this prospectus are:

•	common stock;
•	preferred stock, which we may issue in one or more series;
•	warrants entitling the holders to purchase common stock or preferred stock; and
•	units.

We will describe in a prospectus supplement that we will deliver with this prospectus the terms of particular securities that we may offer in the future. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. In each prospectus supplement we will include, if relevant and material, the following information:

•	type and amount of securities which we propose to sell;
•	initial public offering price of the securities;
•	maturity;
•	original issue discount, if any;
•	rates and times of payment of interest, dividends or other payments, if any;
•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;
•	ranking;
•	voting or other rights, if any;
•	conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;
•	names of the underwriters, agents or dealers, if any, through or to which we or any selling securityholder will sell the securities;
•	compensation, if any, of those underwriters, agents or dealers;
•	details regarding over-allotment options, if any;
•	net proceeds to us;
•	information about any securities exchange or automated quotation system on which the securities will be listed or traded;
•	material United States federal income tax considerations applicable to the securities;
•	any material risk factors associated with the securities; and
•	any other material information about the offer and sale of the securities.

In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.

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DESCRIPTION OF OUR COMMON STOCK

The following is a description of our common stock, certain provisions of our amended articles of incorporation and amended by-laws and certain provisions of applicable law. The following is qualified by applicable law and by the provisions of our amended articles of incorporation and by-laws, copies of which have been filed with the SEC and are also available upon request from us. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

Authorized Shares

Our articles of incorporation provide that we may issue up to 15,000,000 shares of common stock, par value $2.50 per share, and 1,000,000 shares of preferred stock, par value $2.50 per share. As of the date of this prospectus, there were 4,800,105 shares of our common stock outstanding. Our board of directors has designated a series of 25,000 shares of Senior Non-cumulative Perpetual Preferred Stock, Series B that was issued to the United States Department of the Treasury under its Small Business Lending Fund program and is described below under “Series B Preferred Stock”. As of the date of this prospectus, all 25,000 shares of Series B Preferred Stock were issued and outstanding. Our board of directors had also designated the terms of 16,500 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A issued in connection with the Troubled Asset Relief Program (“TARP”) – Capital Purchase Program, but all of those shares have been redeemed.

Shareholder Liability

All outstanding shares of our common stock are fully paid and nonassessable. Under the Pennsylvania Business Corporation Law of 1988, as amended, shareholders generally are not personally liable for a corporation’s acts or debts.

Dividends; Liquidation; Dissolution

Subject to the preferential rights of any other shares or series of capital stock, including those described below under “- Series B Preferred Stock”, holders of shares of our common stock are entitled to receive dividends on shares of common stock if, as and when authorized and declared by our board out of funds legally available for dividends and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

Voting Rights

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors. Unless a larger vote is required by law, our articles of incorporation or our bylaws, when a quorum is present at a meeting of shareholders, the affirmative vote of a majority of the shares present shall decide any question. Except as otherwise required by law or except as provided with respect to any other class or series of capital stock, the holders of our common stock possess the exclusive voting power. There is no cumulative voting in the election of directors. Our board of directors is classified into three classes with each class as nearly equal in number as possible. This means, in general, that one-third of the members of our board are subject to reelection at each annual meeting of shareholders.

Preemptive Rights; Redemption

Holders of our common stock have no conversion, sinking fund or redemption rights or preemptive rights to subscribe for any of our classes of stock.

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Rights Agreement

On November 4, 2005, the Company entered into a Rights Agreement with Wells Fargo Bank, N.A., as Rights Agent, which was subsequently amended as of January 9, 2009 and August 17, 2011 (as amended, the “Rights Agreement”). Pursuant to the Rights Agreement, the Company declared a dividend distribution of one Right for each outstanding share of common stock of the Company to shareholders of record at the close of business on November 7, 2005 (the “Record Date”). The Rights Agreement provides that Rights shall be issued in respect of all shares of common stock issued after the Record Date, but prior to the earlier of the “Distribution Date” (described in the next paragraph) or expiration of the Rights Agreement, such that Rights are currently associated with all of the shares of common stock issued and outstanding. Each Right entitles the registered holder to purchase from the Company one share of common stock at a price of $150.00 per share (the “Purchase Price”), subject to adjustment. The Purchase Price shall be paid, at the option of the holder, in cash or shares of common stock having an equivalent value. The terms of the Rights are set forth in the Rights Agreement.

Initially, the Rights will be evidenced by all common stock certificates representing shares then outstanding, to the extent such shares are certificated, and no separate Rights certificates will be distributed. The Rights will separate from the common stock to which the Rights are associated and a “Distribution Date” will occur upon the earlier of (i) 10 business days following a public announcement that a person or a group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of common stock (the “Stock Acquisition Date”), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of such outstanding shares of common stock. Until the Distribution Date, (i) the Rights will be evidenced by such common stock certificates to which the Rights are associated and will be transferred with and only with such common stock certificates, (ii) new common stock certificates issued after the Record Date, if any, will contain a notation incorporating the Rights Agreement by reference, and (iii) registered holders of common stock shall also be the registered holders of the associated Rights and the transfer of any shares of common stock outstanding will also constitute the transfer of the Rights associated with such shares of common stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and, thereafter, such separate Rights Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on November 4, 2015, unless earlier redeemed by the Company as described below.

In the event that (i) the Company is the surviving corporation in a merger or the acquiring corporation in a statutory share exchange with an Acquiring Person and its common stock is not changed or exchanged, (ii) an Acquiring Person engages in certain self-dealing transactions with the Company, (iii) a person (other than the Company and its affiliates) becomes the beneficial owner of twenty percent (20%) or more of the then outstanding shares of common stock, or (iv) during a time that there is an Acquiring Person, one or more specified events occur that result in any Acquiring Person’s ownership interest in the Company being increased by more than one percent (1%), the Rights Agreement provides that proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities of the Company) of the Company having a value equal to the result obtained by (x) multiplying the then current Purchase Price by the then number of shares of common stock for which a Right was exercisable immediately prior to the first occurrence of one of the foregoing events and dividing that product by (y) fifty percent (50%) of the current market price (as determined pursuant to the Rights Agreement) per share of common stock of the Company on the date of such occurrence.

For example, assuming a Purchase Price of $150.00 per Right and a current market price of $30.00 per share of common stock of the Company, each Right not owned by an Acquiring Person (or by certain related parties and transferees of the Acquiring Person) following an event set forth in the preceding paragraph would entitle its holder to purchase ten (10) shares of common stock (or other consideration, as noted above) for $150.00.

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In the event that, at any time following the Distribution Date, (i) the Company is acquired in a merger, statutory share exchange or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction with another person in which the Company is the surviving corporation, but in which its common stock is changed or exchanged, or (iii) fifty percent (50%) or more of the Company’s assets or earning power is sold or transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to the result obtained by (x) multiplying the then current Purchase Price by the then number of shares of common stock for which a Right was exercisable immediately prior to the first occurrence of one of the foregoing events and dividing that product by (y) fifty percent (50%) of the current market price (as determined pursuant to the Rights Agreement) per share of common stock of the acquiring party on the date of such occurrence.

Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in the preceding paragraph and the third preceding paragraph (the “Triggering Events”), any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person shall immediately become null and void. Also, under no circumstances may a Right be exercised following the occurrence of an event set forth in clause (iii) of the third preceding paragraph prior to expiration of the Company’s right of redemption.

The Purchase Price payable, and the number of shares of common stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock, (ii) upon the grant to holders of the common stock of certain rights or warrants to subscribe for common stock or convertible securities at less than the then current market price of common stock, or (iii) upon the distribution to holders of the common stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than the Rights).

No adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one percent (1%) of the Purchase Price. No fractional shares will be issued upon exercise of a Right and, in lieu thereof, an adjustment in cash will be made based on the market price of the common stock on the last trading date prior to the date of exercise.

The term “Continuing Directors” means any member of the board of directors of the Company who was a member of the board prior to the date of the Rights Agreement, and any person who is subsequently elected to the board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or any affiliate or associate of an Acquiring Person, or any representative of an Acquiring Person or of an affiliate or associate of an Acquiring Person.

At any time until ten (10) business days following the Stock Acquisition Date or prior to November 4, 2015, the Board of Directors may cause the Company to redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”); provided, however, if the board of directors of the Company authorizes redemption of the Rights in either of the circumstances set forth in clauses (i) and (ii) below, then there must be at least five Continuing Directors then in office and such authorization requires the concurrence of a majority of such Continuing Directors: (i) such authorization occurs on or after the time a person or group acquires beneficial ownership of twenty percent (20%) or more of the outstanding common stock, or (ii) such authorization occurs on or after the date of a change in a majority of the directors resulting from a proxy solicitation if the solicitor (or any participant in the solicitation) indicates an intention to become an Acquiring Person or to cause a Triggering Event. Thereafter, the Company’s right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of common stock in a transaction or series of transactions not involving the Company and there is then no other Acquiring Person.

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Immediately upon the action of the board of directors of the Company, with, where required, the concurrence of the Continuing Directors, ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights make a hostile contest for control without communication with our board of directors impractical. The Rights, if exercised, would cause a substantial dilution to a potential acquirer that attempts to acquire us in a transaction that is not approved by our board of directors.

The above description of the Rights Agreement is only a summary and does not purport to be complete. You must review the Rights Agreement for a full understanding of the terms of these securities. See “Where You Can Find More Information” for information on how to obtain copies.

Series B Preferred Stock

On August 18, 2011, as part of the United States Department of the Treasury (the “Treasury”) Small Business Lending Fund (the “SBLF”) program, the Company entered into a Small Business Lending Fund – Securities Purchase Agreement (the “Purchase Agreement”) with the Secretary of the Treasury (the “Secretary”).  Pursuant to the Purchase Agreement, the Company agreed to issue and sell, and the Secretary agreed to purchase, 25,000 shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series B, having a liquidation preference of $1,000 per share (the “Series B Preferred Stock”), for a purchase price of $25,000,000.  The Series B Preferred Stock was issued pursuant to the SBLF program, a $30 billion fund established under the Small Business Jobs Act of 2010 that was created to encourage lending to small businesses by providing capital to qualified community banks with assets of less than $10 billion.

The transaction described above closed on August 18, 2011.  The Series B Preferred Stock was issued in accordance with the designations, preferences, limitations and relative rights of the Series B Preferred Stock established in a Certificate of Designation of Senior Non-Cumulative Perpetual Preferred Stock, Series B of the Company (the “Certificate of Designation”) filed with the Commonwealth of Pennsylvania for the purpose of amending the Company’s articles of incorporation. The Series B Preferred Stock has no maturity date and ranks senior to the Company’s common stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company.

The Series B Preferred Stock qualifies as Tier 1 regulatory capital and will pay non-cumulative dividends quarterly on each January 1, April 1, July 1 and October 1, beginning October 3, 2011.  The dividend rate can fluctuate on a quarterly basis during the first 10 quarters during which the Series B Preferred Stock is outstanding, based upon changes in the level of “Qualified Small Business Lending” or “QSBL” (as defined in the Purchase Agreement) by the Bank.  Based upon the increase in the Bank’s level of QSBL over the baseline level calculated under the terms of the Purchase Agreement, the dividend rate for the initial dividend period was set at five percent (5%).  For the second through ninth calendar quarters, the dividend rate may be adjusted between one percent (1%) and five percent (5%) per annum to reflect the amount of change in the Bank’s level of QSBL.  If the level of the Bank’s qualified small business loans declines so that the percentage increase in QSBL as compared to the baseline level is less than ten percent (10%), then the dividend rate payable on the Series B Preferred Stock would increase.  For the tenth calendar quarter through four and one half years after issuance, the dividend rate will be fixed at between one percent (1%) and seven percent (7%) based upon the increase in QSBL as compared to the baseline.  After four and one half years from issuance, the dividend rate will increase to nine percent (9%) (including a quarterly lending incentive fee of one-half percent (0.5%)). As of the date of this prospectus, for the dividend payable on October 1, 2013, the dividend rate was set at one percent (1%).

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The Series B Preferred Stock is non-voting, except in limited circumstances.  In the event that the Company misses five dividend payments, whether or not consecutive, the holder of the Series B Preferred Stock will have the right, but not the obligation, to appoint a representative as an observer on the Company’s board of directors.

The Series B Preferred Stock may be redeemed at any time at the Company’s option, at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, subject to the approval of the Board of Governors of the Federal Reserve System.

Pursuant to the Purchase Agreement, approximately $16,506,875 of the proceeds from the sale of the Series B Preferred Stock was used to redeem the 16,500 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “TARP Preferred Stock”) issued in January 2009 to the Treasury.

The terms of the Series B Preferred Stock impose limits on the ability of the Company to pay dividends and repurchase shares of common stock.  Under the terms of the Series B Preferred Stock, no repurchases may be effected, and no dividends may be declared or paid on preferred shares ranking pari passu with the Series B Preferred Stock, junior preferred shares, or other junior securities (including the common stock) during the current calendar quarter and for the next three calendar quarters following the failure to declare and pay dividends on the Series B Preferred Stock, except that, in any such quarter in which the dividend is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid any resulting material covenant breach by the Company.

Under the terms of the Series B Preferred Stock, the Company may only declare and pay a dividend on the common stock or other stock junior to the Series B Preferred Stock, or repurchase shares of any such class or series of stock, if, (i) full dividends on all outstanding shares of Series B Preferred Stock for the most recently completed dividend period have been or are contemporaneously declared and paid and (ii) after payment of such dividend, the dollar amount of the Company’s Tier 1 Capital would be at least ninety percent (90%) of the Signing Date Tier 1 Capital, as defined by the Certificate of Designation of the Company fixing the designations, preferences, limitations and relative rights of the Series B Preferred Stock, excluding any subsequent net charge-offs and any redemption of the Series B Preferred Stock (the “Tier 1 Dividend Threshold”).  The Tier 1 Dividend Threshold is subject to reduction, beginning on the second anniversary of issuance and ending on the tenth anniversary, by ten percent (10%) for each one percent (1%) increase in QSBL over the baseline level.

The Company also amended its Rights Agreement as of August 17, 2011 to specify that the sale of the Series B Preferred Stock and the repurchase of the TARP Preferred Stock do not trigger the change of control provisions of the Rights Agreement.

The above description of our Series B Preferred Stock is only a summary and does not purport to be complete. You must review our articles of incorporation and Certificate of Designation for a full understanding of the terms of these securities. See “Where You Can Find More Information” for information on how to obtain copies.

Anti-Takeover Provisions

Articles of Incorporation and By-Laws

In addition to the Rights described above under “- Rights Agreement”, our articles of incorporation and bylaws contain certain provisions that may have the effect of deterring or discouraging an attempt to take control of the Company. Among other things, these provisions:

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•	empower our board of directors, without shareholder approval, to issue shares of our preferred stock the terms of which, including voting power, are set by our board;
•	divide our board of directors into three classes serving staggered three year terms;
•	authorize our board of directors to oppose a tender or other offer for the Company’s securities if the board determines that such an offer should be rejected;
•	require the affirmative vote of holders of at least 75% of the outstanding shares of our common stock to approve any merger, consolidation, liquidation or dissolution of the Company, or any sale or other disposition of all or substantially all of the assets of the Company, and require such a supermajority vote to amend this requirement;
•	eliminate cumulative voting in the election of directors; and
•	require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders.

Pennsylvania Business Corporation Law

The Pennsylvania Business Corporation Law of 1988, as amended, also contains certain provisions applicable to the Company that may have the effect of deterring or discouraging an attempt to take control of the Company. These provisions, among other things:

•	prohibit for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 20% or more of a public corporation’s voting power (Subchapter 25F of the Business Corporation Law);
•	expand the factors and groups (including shareholders) which a corporation’s board of directors can consider in determining whether an action is in the best interests of the corporation;
•	provide that a corporation’s board of directors need not consider the interests of any particular group as dominant or controlling;
•	provide that a corporation’s directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control;
•	provide that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ fiduciary duty, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and
•	provide that the fiduciary duty of a corporation’s directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The Pennsylvania Business Corporation Law also explicitly provides that the fiduciary duty of directors does not require them to:

•	redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;
•	render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or
•	act as the board of directors, a committee of the board or an individual director, solely because of the effect the action might have on an acquisition or potential acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

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Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock is Wells Fargo Bank, N.A.

DESCRIPTION OF PREFERRED STOCK

The complete terms of the preferred stock will be contained in the prospectus supplement and in the applicable certificate of designation for the preferred shares that may be adopted by our board of directors in the future. You should read the certificate of designation and the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

Our board of directors is authorized to issue up to 1,000,000 shares of preferred stock, par value $2.50 per share, in one or more series, without shareholder approval. Our board of directors has the discretion to determine the designations, rights, preferences, privileges, qualifications and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, liquidation preferences and sinking fund terms, of each series of preferred stock, any or all of which may be greater than the rights of the common stock. The terms of any series of preferred stock designated by our board of directors will be set forth in a certificate of designation which we will include as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred stock in any prospectus supplement will not necessarily describe all of the terms of the preferred stock in detail. You should read the applicable certificate of designation for a complete description of all of the terms.

As of the date of this prospectus, our board of directors has designated a series of 25,000 shares of Senior Non-cumulative Perpetual Preferred Stock, Series B, all of which are issued and outstanding and are described above under “- Series B Preferred Stock”.

Terms

You should refer to the prospectus supplement relating to the offering of any series of preferred stock for specific terms of the shares, including the following terms:

•	title and stated or liquidation value;
•	number of shares offered and initial offering price;
•	voting rights and other protective provisions;
•	any dividend rate(s), payment period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to those shares;
•	date from which dividends will accumulate, if applicable;
•	terms and amount of a sinking fund, if any, for purchase or redemption;
•	redemption rights, including conditions and the redemption price(s), if applicable;
•	listing on any securities exchange;
•	terms and conditions, upon which shares will be convertible into common stock or any other securities, including the conversion price, rate or other manner of calculation, conversion period and anti-dilution provisions, if applicable;
•	terms and conditions upon which shares will be exchangeable into debt securities or any other securities, including the exchange price, rate or other manner of calculation, exchange period and any anti-dilution provisions, if applicable;

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•	the relative ranking and preference as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs, including liquidation preference amount;
•	any limitation on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;
•	any other specific terms, preferences, rights, privileges, limitations or restrictions; and
•	a discussion of applicable material U.S. federal income tax consequences.

Ranking

Unless we provide otherwise in a prospectus supplement, the preferred stock offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock, and to all other equity securities ranking junior to the offered shares of preferred stock;
•	on a parity with all of our equity securities ranking on a parity with the offered shares of preferred stock; and
•	junior to all of our equity securities ranking senior to the offered shares of preferred stock.

The term “equity securities” does not include convertible debt securities.

Voting Rights

Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights, except as may be required by applicable law.

Dividends

Subject to any preferential rights of any outstanding stock or series of stock, our preferred shareholders are entitled to receive dividends, when and as authorized by our board of directors, out of legally available funds, as specified in the applicable prospectus supplement.

Redemption

If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that supplement will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.

Liquidation Preference

In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital stock ranking senior, an amount equal to the stated or liquidation value of the shares of the series plus, if applicable, an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their shares of our preferred stock if the shares were paid in full.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or other securities will be set forth in the prospectus supplement relating to the offering of those shares of preferred stock. These terms typically will include number of shares of common stock or other securities into which the preferred stock is convertible; conversion price (or manner of calculation); conversion period; provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option; events, if any, requiring an adjustment of the conversion price; and provisions affecting conversion in the event of the redemption of that series of preferred stock.

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Transfer Agent and Registrar

We will identify the transfer agent and registrar for any series of preferred stock offered by this prospectus in a prospectus supplement.

DESCRIPTION OF WARRANTS

The complete terms of the warrants will be contained in the applicable warrant agreement and warrant. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant and warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue warrants for the purchase of common stock and/or preferred stock. If we offer warrants, we will describe the terms in a prospectus supplement (and any free writing prospectus). Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the terms relating to a series of warrants that could be described in a prospectus supplement:

•	title of the warrants;
•	aggregate number of warrants;
•	price or prices at which the warrants will be issued;
•	designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;
•	purchase price for each security purchasable on exercise of the warrants;
•	dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;
•	minimum or maximum number of securities that may be purchased at any one time upon exercise of the warrants;
•	anti-dilution provisions or other adjustments to the exercise price of the warrants;
•	terms of any right that we may have to redeem the warrants;
•	effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;
•	name and address of the warrant agent, if any;
•	information with respect to book-entry procedures;
•	a discussion of material U.S. federal income tax considerations; and
•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.

Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

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DESCRIPTION OF UNITS

The complete terms of the units will be contained in the unit agreement and any related document applicable to any units. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the unit agreement and any related document. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue units, in one or more series, consisting of common stock, preferred stock and/or warrants for the purchase of common stock and/or preferred stock in any combination. If we offer units, we will describe the terms in a prospectus supplement (and any free writing prospectus). Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a prospectus supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The following are some of the unit terms that could be described in a prospectus supplement:

•	title of the units;
•	aggregate number of units;
•	price or prices at which the units will be issued;
•	designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;
•	name and address of the unit agent;
•	information with respect to book-entry procedures;
•	a discussion of material U.S. federal income tax considerations; and
•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Unless otherwise provided in the applicable prospectus supplement, the unit agreements will be governed by the laws of the Commonwealth of Pennsylvania. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of the unit agreements containing the terms of the units being offered. The description of units in any prospectus supplement will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreements for a complete description of all of the terms.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through an underwriter or group of underwriters managed or co-managed by one or more underwriters, or to or through dealers, through agents, directly to one or more investors or through a combination of such methods of sale.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each time we sell securities a prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of the underwriters, placement agents or dealers, if any;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any discounts or concessions allowed or reallowed to be paid to dealers (which may be changed at any time); and
•	any securities exchange or market on which the securities may be listed or quoted.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions set forth in the applicable underwriting agreement, and generally the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of fees, discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

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Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, dealers or agents may make with respect to these liabilities.

If stated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by certain investors to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts.

The securities we may offer, other than common stock, will be new issues of securities with no established trading market. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities; however, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Stock Market, Inc. may engage in passive market making transactions in our common stock, preferred stock and warrants, as applicable, on the NASDAQ Stock Market, Inc. in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Rhoads & Sinon LLP, Harrisburg, Pennsylvania. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The audited consolidated financial statements of Codorus Valley Bancorp, Inc. and subsidiaries incorporated in this prospectus and elsewhere in the registration statement by reference to our Annual Report on Form 10-K for the year ended December 31, 2012, were audited by ParenteBeard LLC, an independent registered public accounting firm, whose reports thereon contained in such Annual Report on Form 10-K are incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports of ParenteBeard LLC given upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 for the securities being offered under this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document.

In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our current SEC filings and the registration statement and accompanying exhibits may be inspected without charge at the public reference facilities of the SEC located at 100 F Street, N. E., Washington, D.C. 20549. You may obtain copies of this information at prescribed rates. The SEC also maintains a website that contains reports, proxy statements, registration statements and other information, including our filings with the SEC. The SEC website address is www.sec.gov. You may call the SEC at 1-800-SEC-0330 to obtain further information on the operations of the public reference room.

We make available free of charge through our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Information about us can be found on the internet at www.peoplesbanknet.com. Please note that our website address is provided as inactive textual references only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with the SEC into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference into this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the filing of this prospectus and prior to the sale of all the securities covered by this prospectus.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;
•	Our Current Reports on Form 8-K filed on January 10, 2013, January 15, 2013, April 11, 2013, April 16, 2013, May 22, 2013 (as amended on July 10, 2013), July 10, 2013, July 12, 2013, July 16, 2013, October 9, 2013, October 16, 2013, November 15, 2013 and November 21, 2013; and
•	The description of our common stock set forth in our Current Report on Form 8-K filed on November 21, 2013 (which Report was filed solely to set forth a complete updated description of our common stock), including any amendment or reports filed under the Exchange Act for the purposes of updating such description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement that contains this prospectus and prior to effectiveness of the registration statement. Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained in this document (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement.

Notwithstanding the foregoing, any document or portion of a document that is “furnished” to, but not “filed” with, the SEC is not incorporated by reference in this prospectus.

These documents may be obtained as explained above (see “Where You Can Find More Information”), or you may request a free copy of any or all of these documents, including exhibits that are specifically incorporated by reference into these documents, by writing to or calling us at the following address or telephone number:

Codorus Valley Bancorp, Inc.

105 Leader Heights Road

P.O. Box 2887

York, Pennsylvania 17403

Attention: Jann A. Weaver, Treasurer

Phone No.: (717) 747-1519

You should rely only on the information in our prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred, or expected to be incurred, by the Registrant in connection with the registration and issuance of the securities being registered hereunder. As indicated below, all amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee		$4,508
Printing Expenses	$		*
Accounting Fees and Expenses	$		*
Legal Fees and Expenses	$		*
Blue Sky Fees and Expenses	$		*
Transfer Agent Fees and Expenses	$		*
Trustee Fees and Expenses	$		*
Miscellaneous	$		*
Total	$		*

*	Fees will depend on the securities offered, the number of issuances and the nature of offerings, and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnification. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Section 1746 of the BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure or act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Section 1747 of the BCL authorizes a corporation to purchase insurance for directors and other representatives. The foregoing statement is subject to the detailed provisions of Section 1741-1850 of the BCL.

Article 24, Section 24.4 of the by-laws of the Company provides that the directors of the Company shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless: (1) the director has breached or failed to perform the duties of his office in good faith, in a manner he reasonably believes to be in the best interests of the company and with such care, including reasonably inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances; and (2) the breach or failure to perform constitute self-dealing, willful misconduct or recklessness. Pursuant to Section 1713 of the BCL, this limitation of personal liability does not apply to (i) the responsibility or liability of a director pursuant to any criminal statute or (ii) the liability of a director for the payment of taxes pursuant to federal state or local law.

Article 24, Section 24.6 of the by-laws of the Company provides that the Company shall indemnify any director, or any former director who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

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Article 24, Section 24.7 of the by-laws of the Company provides that the Company shall indemnify any director who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer and/or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Company.

There is currently in force liability insurance providing coverage (with certain deductibles and exceptions) for past, present and future directors and officers of the Company acting in such capacities.

Any underwriting agreement that we might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.  Exhibits.

Number	Description

1.1	Form of Underwriting Agreement*
3.1	Amended Articles of Incorporation (Incorporated by reference to Exhibit 3(i) to the Registrant’s Quarterly Report on Form 10-Q for September 30, 2012, filed with the Commission on November 13, 2012)
3.2	Amended By-laws (Incorporated by reference to Exhibit 3(ii) to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 17, 2012)
3.3	Certificate of Designation of Senior Non-Cumulative Perpetual Preferred Stock, Series B (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 24, 2011)
4.1	Specimen Certificate for Common Stock
4.2	Specimen Certificate for Senior Non-Cumulative Perpetual Preferred Stock, Series B
4.3	Rights Agreement dated as of November 4, 2005 (Incorporated by reference to Exhibit 4 to the Registrant’s Quarterly Report on Form 10-Q for September 30, 2010, filed with Commission on November 15, 2010), as amended January 9, 2009 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for September 30, 2010, filed with the Commission on November 15, 2010), as further amended August 17, 2011 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 24, 2011)
4.4	Form of Specimen Certificate for Preferred Stock*
4.5	Form of Warrant Agreement*
4.6	Form of Warrant*
4.7	Form of Unit Agreement*
5.1	Opinion of Rhoads & Sinon LLP as to the validity of the securities registered hereunder
23.1	Consent of ParenteBeard LLC
23.2	Consent of Rhoads & Sinon LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)

*	If applicable, to be filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated by reference herein.

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Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the Registrant is subject to Rule 430B:
(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(ii)	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
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The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(B)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(C)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(D)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Trust Indenture Act.
(7)	That, for the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(8)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of West Manchester, Commonwealth of Pennsylvania, on November 21, 2013.

CODORUS VALLEY BANCORP, INC.
By:	/s/ Larry J. Miller
Larry J. Miller
President and Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Larry J. Miller, Jann A. Weaver and Harry R. Swift, with full power of each of them to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including pre- and post-effective amendments or any abbreviated registration statement and any amendments filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to sign any and all additional registration statements relating to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Rodney L. Krebs	Chairman of the Board of Directors and Director	11/12/13
Rodney L. Krebs

/s/ Larry J. Miller	President, Chief Executive Officer, Vice-Chairman of the Board of Directors and Director	11/12/13
Larry J. Miller
(Principal Executive Officer)

/s/ D. Reed Anderson	Director	11/12/13
D. Reed Anderson, Esq.

/s/ Cynthia A. Dotzel	Director	11/12/13
Cynthia A. Dotzel, CPA

/s/ Jeffrey R. Hines	Director	11/12/13
Jeffrey R. Hines, P.E.

/s/ MacGregor S. Jones	Director	11/12/13
MacGregor S. Jones

/s/ Dallas L. Smith	Director	11/12/13
Dallas L. Smith

/s/ Harry R. Swift	Secretary and General Counsel, Director	11/12/13
Harry R. Swift, Esq.

/s/ Michael L. Waugh	Director	11/12/13
Hon. Michael L. Waugh

/s/ Jann A. Weaver	Treasurer and Assistant Secretary	11/12/13
Jann A. Weaver
(Principal Financial and Accounting Officer)

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Index to Exhibits

Number	Description

1.1	Form of Underwriting Agreement*
3.1	Amended Articles of Incorporation (Incorporated by reference to Exhibit 3(i) to the Registrant’s Quarterly Report on Form 10-Q for September 30, 2012, filed with the Commission on November 13, 2012)
3.2	Amended By-laws (Incorporated by reference to Exhibit 3(ii) to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 17, 2012)
3.3	Certificate of Designation of Senior Non-Cumulative Perpetual Preferred Stock, Series B (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 24, 2011)
4.1	Specimen Certificate for Common Stock
4.2	Specimen Certificate for Senior Non-Cumulative Perpetual Preferred Stock, Series B
4.3	Rights Agreement dated as of November 4, 2005 (Incorporated by reference to Exhibit 4 to the Registrant’s Quarterly Report on Form 10-Q for September 30, 2010, filed with Commission on November 15, 2010), as amended January 9, 2009 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for September 30, 2010, filed with the Commission on November 15, 2010), as further amended August 17, 2011 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 24, 2011)
4.4	Form of Specimen Certificate for Preferred Stock*
4.5	Form of Warrant Agreement*
4.6	Form of Warrant*
4.7	Form of Unit Agreement*
5.1	Opinion of Rhoads & Sinon LLP as to the validity of the securities registered hereunder
23.1	Consent of ParenteBeard LLC
23.2	Consent of Rhoads & Sinon LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)

*	If applicable, to be filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated by reference herein.

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